RENNOVA HEALTH WITHDRAWS PROPOSAL FOR A REVERSE STOCK SPLIT AT UPCOMING SHAREHOLDERS MEETING AND

URGES SHAREHOLDERS TO VOTE “FOR” AND APPROVE THE REMAINING

PROPOSALS

WEST PALM BEACH, Fla. (May 4, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that recently announced the acquisition of its second Rural Hospital, today announces that the Board of Directors is withdrawing the request to approve a reverse stock split at its Special Meeting of Stockholders on May 9, 2018 at 11:00 a.m. Eastern time at the offices of Shutts & Bowen LLP, 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, FL 33401.

“Following communication with our shareholders and our intention not to complete a reverse split of our common shares in the immediate future it was decided to remove the request to approve this action at the discretion of the Board as was described in our proxy statement” stated Seamus Lagan, President and Chief Executive Officer of Rennova, adding “Stockholder approval of the proposed increase in authorized common shares is both necessary and critical for the company going forward and it is our hope that our shareholders recognize this necessity and vote “for” and approve the remaining proposals now that the reverse split proposal has been removed. Without approval of the remaining proposals our plans to increase shareholder value going forward will be severely restricted.”

The Rennova Health, Inc. Board of Directors unanimously recommends that shareholders vote in favor of the following proposals at the upcoming special meeting:

●	To approve an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 500,000,000 to 3,000,000,000 shares;
●	To approve the Company’s new 2018 Incentive Award Plan; and
●	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposals to increase the authorized common stock and approve the 2018 Incentive Award Plan.

If You Have Already Voted and Now Want to Change Your Vote

Or if You Haven’t Voted Yet and Are Ready to Vote Your Shares Now

Please Call our Proxy Solicitor, Advantage Proxy Toll Free at 1-877-870-8565 for Assistance

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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